Exhibit 99.1

Item 14. Other Expenses of Issuance and Distribution.

The expenses, other than underwriting discounts and commissions, to be incurred by Pinnacle West Capital Corporation (the “Company”) relating to the offering of $500,000,000 principal amount of its 4.650% Senior Notes due 2029, under the Company’s Registration Statement on Form S-3 (No. 333-277448) and a related prospectus supplement filed with the Securities and Exchange Commission and dated June 1, 2026 are estimated to be as follows:

Securities and Exchange Commission registration fee	$68,991
Printing, engraving, and postage expenses	$15,000
Legal fees and expenses	$9,500
Accounting fees and expenses	$75,000
Rating Agency fees	$1,125,000
Transfer Agent and Registrar, Trustee and Depository fees and expenses	$10,750
Total	$1,304,241